Exhibit 10.6

AMENDMENT NO. 1 TO

MASTER SALES AGENCY AGREEMENT

This Amendment No. 1 to Master Sales Agency Agreement (this “Amendment”) is entered into as of November 24, 2009, by and among Unilever N.V., a company organized under the laws of the Netherlands (“Unilever N.V.”), Unilever PLC, a company organized under the laws of England and Wales (“Unilever PLC”), and JohnsonDiversey, Inc., a Delaware corporation (formerly known as S.C. Johnson Commercial Markets, Inc.) (“JDI” and, together with the Unilever N.V. and Unilever PLC, the “Parties”).

RECITALS

WHEREAS, the Parties are parties to that certain Amended and Restated Master Sales Agency Agreement, dated December 18, 2007 (the “MSA”); and

WHEREAS, the Parties desire to amend the MSA as set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I DEFINITIONS

Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the MSA.

ARTICLE II AMENDMENTS TO THE MSA

Section 2.1 Amendment to Schedule 1. Effective as of the date hereof, Section 1.1 of Schedule 1 of the MSA shall be amended to add the following defined terms in alphabetical order:

“CD&R Group” means CDR Jaguar Investor Company, LLC, CDR F&F Jaguar Investor, LLC and their respective Affiliates and the respective Affiliates from time to time of CD&R Associates VIII, Ltd., the general partner of Clayton, Dubilier & Rice Fund VIII, L.P. and CD&R Friends & Family Fund VIII, L.P., and Clayton, Dubilier & Rice, LLC or any successor to its investment management business.

“CMH” means Commercial Markets Holdco, Inc.

“CMH Group” means CMH, its controlled Affiliates and any other Affiliate of CMH or any Johnson Family Member who has irrevocably granted to and appointed CMH as such person’s or such entity’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such person or entity, to vote at any annual or special meeting of stockholders of JohnsonDiversey Holdings, Inc. and to take any action by written consent in lieu of such meeting with respect to all of the equity securities of JohnsonDiversey Holdings, Inc. owned or held of record by such holder, provided that (A) none of S.C. Johnson & Son, Inc. and its subsidiaries shall constitute a member of the CMH Group. and (B) CMH Group shall not include any person that is engaged in, or has an Affiliate that is engaged in, a Specified Business (other than S.C. Johnson & Son, Inc. and its subsidiaries).

“Control” shall mean legal or beneficial ownership or control (whether director or indirect) of more than 50% of the issued share capital, or the right to direct or cause the direction of the general management and policies, of the entity in question, but for the avoidance of doubt, no member of the Unilever Group, including the Unilever Parties and the Unilever Affiliates, shall for purposes of this Agreement be deemed to Control JohnsonDiversey Holdings, Inc., JDI, or any of their respective Affiliates.

“Financial Party” means a private equity fund or other financial sponsor, asset management firm, sovereign wealth fund, hedge fund, pooled investment vehicle, publicly-listed special purpose acquisition company, bank or financial institution (or any one or more investment vehicles managed or otherwise controlled by such entities); provided that “Financial Party” shall not include any person that is engaged in, or has an Affiliate that is engaged in, a Specified Business.

“Johnson Family Member” means (a) a lawful lineal descendant of Herbert F. Johnson, Jr. or Henrietta Johnson Louis or the spouse of any such person; (b) an estate, trust (including a revocable trust, declaration of trust or a voting trust), guardianship or custodianship for the primary benefit of one or more individuals described in clause (a) above; (c) a foundation established by one or more individuals described in clause (a) above; and (d) an entity controlled by one or more individuals or entities described in clauses (a), (b) or (c) above.

“Specified Business” means any business that would reasonably be considered to be in competition with the business of any member of the Unilever Group involving either (A) the Products or (B) products or services covered by other agreements between one or more members of the Unilever Group and one or more of JDI, JohnsonDiversey Holdings, Inc. or any member of JDI’s Group.

Section 2.2 Amendment to Clause 11.2(A). Effective as of the date hereof, Clause 11.2(A) of the MSA shall be deleted in its entirety and replaced with the following:

“The Unilever Parties may terminate this agreement (on behalf of themselves and each Unilever Affiliate) forthwith upon giving notice in writing to JDI (on behalf of itself and each JDI Affiliate) in the event that there is (i) a change of control of JDI or JohnsonDiversey Holdings, Inc., a change of control occurring if any person acquires Control or any person who previously had Control ceases to have such Control (whether or not another person acquires Control), other than by (x) a sale or transfer of any shares of JohnsonDiversey Holdings, Inc. to a member of the CD&R Group or the CMH

Group or to a Financial Party or (y) an initial public offering of the shares of JDI or (ii) a further sale or transfer of any shares of JohnsonDiversey Holdings, Inc. that were previously transferred pursuant to the exception in clause (i)(x) above other than to a member of the CD&R Group or the CMH Group, to a Financial Party or in an initial public offering of the shares of JDI or JohnsonDiversey Holdings, Inc.”

Section 2.3 Amendment to Clause 11.2(E). Effective as of the date hereof, Clause 11.2(E) of the MSA shall be deleted in its entirety and replaced with the following:

“[Intentionally omitted.]”

ARTICLE III GENERAL PROVISIONS

Section 3.1 Capacity. The Unilever Parties are entering into this Amendment for themselves and as agent for each Unilever Affiliate, and JDI is entering into this Amendment for itself and as agent for each JDI Affiliate. Where, as of the execution of this Amendment, the Unilever Parties or JDI are not authorized on behalf of any of their respective Affiliates so to enter into this Amendment, the Unilever Parties or JDI, as the case may be, shall obtain from such Affiliate as promptly as reasonably practicable ratification of their entry into this Amendment on behalf of such Affiliates.

Section 3.2 Effectiveness of MSA. Except as expressly set forth in this Amendment, the MSA shall remain in full force and effect in all respects and is hereby ratified and confirmed.

Section 3.3 No Waiver; References in MSA. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any of the Parties under the MSA, nor constitute a waiver of any provision of the MSA except as expressly set forth in this Amendment. Upon the effectiveness of this Amendment, each reference in the MSA to “this agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and refer to the MSA as amended by this Amendment.

Section 3.4 Governing Law. This Amendment is governed by, and shall be construed in accordance with, English law.

Section 3.5 Counterparts; Facsimile and Electronic Signatures. This Amendment may be executed in any number of counterparts and by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. This Amendment, to the extent signed and delivered by means of a facsimile machine or other electronic submission (including “pdf”), shall be treated in all manners and respects and for all purposes as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version hereof delivered in person.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

JOHNSONDIVERSEY INC., for itself and as agent for each JDI Affiliate

By:	/s/ Joseph F. Smorada
	Name:	Joseph F. Smorada
	Title:	Executive Vice President and Chief Financial Officer

UNILEVER N.V., for itself and as agent for each Unilever Affiliate

By:	/s/ Robert Leek
	Name:	Robert Leek
	Title:	General Counsel, Europe

UNILEVER PLC, for itself and as agent for each Unilever Affiliate

By:	/s/ Robert Leek
	Name:	Robert Leek
	Title:	General Counsel, Europe

S-1